MASTR 0307 Preliminary Structure (Group4 partial):

Group4: 30 Yr, 5.25 PT

Tranche	Initial Rate	Formula	Cap	Floor	Delay	Initial Libor	Coupon Fixed(month)
4A13	2.62000	1ML + 1.350000	7.500000	1.35	24	1.27
4A14	11.38667	14.350 + -2.333 * 1ML	14.350	0.00	24	1.27

4A15	2.90000	1ML + 1.100000	7.500000	1.10	24	1.80	24
4A16	10.93388	15.620 + -2.603 * 1ML	15.620	0.00	24	1.80	24
4A17	9.00000	144.000 + -22.500 * 1ML	9.000	0.00	24	1.80	24

4A28	2.43000	1ML + 1.400000	7.000000	1.40	24	1.03
4A29	13.71000	16.800 + -3.000 * 1ML	16.800	0.00	24	1.03

4A25	2.75000	1ML + 1.000000	7.500000	1.00	24	1.75	24
4A26	11.39362	16.085 + -2.681 * 1ML	16.085	0.00	24	1.75	24
4A27	9.00000	117.000 + -18.000 * 1ML	9.000	0.00	24	1.75	24

4A30	2.60000	1ML + 1.500000	7.00000	1.50	24	1.10
4A31	7.02171	7.757 + -0.669 * 1ML	7.75724	4.08	24	1.10

4A35	1.43000	1ML + 0.400000	7.500000	0.40	0	1.03
4A36	6.07000	7.100 + -1.000 * 1ML	7.1000	0.00	0

4A39	1.68000	1ML + 0.650000	7.500000	0.65	0	1.03
4A40	13.58000	15.983 + -2.333 * 1ML	15.9830	0.00	0	1.03

4A41	2.53000	1ML + 1.500000	7.000000	1.50	0	1.03
4A42	13.41000	16.500 + -3.000 * 1ML	16.5000	0.00	0	1.03

4A5 – 4A7, 4A9 – 4A31, : Blue Sky

4A5, 4A13, 4A15, 4A11, 4A9, 4A10, 4A6, 4A12, 4A7, 4A19, 4A18, 4A20, 4A28, 4A25, 4A30, 4A23, 4A21, 4A24, 4A22: Blue Sky, 1,000 denom

4A10, 4A11, 4A12: Retail, 1,000 denom, Blue Sky, Death Put, Lottery Feature

4A33: super senior

4A34: senior support

Balance(4A3) = balance(4A2);

4A2, 4A1, 4A4: PAC bonds, Band: 125 to 350 PSA

PAYDOWN RULES:

Group4:

I.Allocate …% in the following order of priority:

II. Allocate …% in the following order of priority:

1.

Pay 4A32, 4A33 and 4A34, pro-rata, the NAS principal distribution amount;

2.

Pay the following bonds to their individual schedules:

a.

Pay 4A2 and 4A1, pro-rata, until retired;

a.

Pay 4A4, until retired;

3.

Allocate …% in the following order of priority:

a.

Pay 4A5, 4A13, 4A14, 4A15, 4A16, 4A17, 4A11, 4A9 and 4A10, pro-rata, until retired;

b.

Pay 4A6 and 4A12, pro-rata, until retired;

c.

Pay 4A7, 4A18 and 4A19, pro-rata, until retired

Allocate …% in the following order of priority:

a.

Pay 4A20, 4A23, 4A25, 4A26, 4A27, 4A28, 4A29, 4A30 and 4A31, pro-rata, until retired;

b.

Pay 4A21 and 4A24, pro-rata, until retired;

c.

Pay 4A22, until retired;

4.

Pay the bonds in step II.2 , but without regards to their individual schedule balances;

5.

Pay 4A32, 4A33 and 4A34, pro-rata, until retired

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the senior scheduled principal amount and

The NAS percent times the NAS prepay shift of the senior unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (balances of 4A32, 4A33 and 4A34) divided by the balance of the Senior Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.